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ITEM 7(C)

EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of ARI Network Services, Inc.

As independent public accountants, we hereby consent to the incorporation by reference of our report on the consolidated financial statements of Dynamics, Inc., dated March 31, 1999 included in this Amendment No. 1 to Form 8-K, in Form S-8 (No. 33-48316) pertaining to the 1991 Stock Option Plan of ARI Network Services, Inc. and the Registration Statement Form S-8 (No. 33-54144) pertaining to the 1992 Employee Stock Purchase Plan of ARI Network Services, Inc.



                                  Keiter, Stephens, Hurst, Gary & Shreaves, P.C.

Richmond, Virginia
July 17, 1999